Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 19, 2024, except for Note 24.12, as to which the date is August 12, 2024, relating to the consolidated financial statements of SMX (Security Matters) Public Limited Company (“the Company”) appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

February 21, 2025